AMENDMENT NO. 1 TO UNIT PURCHASE OPTIONS

WHEREAS, GSME Acquisition Partners I (the “Company”) wishes to clarify that certain rights granted under those certain Unit Purchase Options (“Unit Purchase Options”) issued to Cohen & Company Securities, LLC (“Cohen”) and its designees do not conflict with rights subsequently granted by the Company to certain of its shareholders (“New Investors”) in connection with the consummation of that certain Amended and Restated Agreement and Plan of Reorganization, dated as of September 13, 2010, as amended on December 9, 2010, among GSME, GSME Acquisition Partners I Sub Limited, Plastec International Holdings Limited and the New Investors;

WHEREAS, pursuant to Section 9.1 of the Unit Purchase Options, the Company and Cohen may from time to time supplement or amend the Unit Purchase Options without the approval of any of the holders in order to cure any ambiguity or to make any other provisions in regard to matters or questions arising thereunder that the Company and Cohen may deem necessary or desirable and that the Company and Cohen deem shall not adversely affect the interest of the holders of such Unit Purchase Options; and

WHEREAS, the Company and Cohen wish to amend the Unit Purchase Options as follows.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.            Section 5.2.1 is hereby amended by replacing it in its entirety with the following:

5.2.1 Grant of Right.

In addition to the demand right of registration, the Holders of the Purchase Options shall have the right for a period of seven (7) years commencing on the Effective Date, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-4 or Form S-8); provided, however, that if, (x) the managing underwriter or underwriters, if any, for such offering advises the Company and the holder in writing that the dollar amount or number of shares of Registrable Securities which the holder desire(s) to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering or (y) the Staff of the Securities and Exchange Commission does not permit all of the Registrable Securities requested by the holders, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, to be included in the Registration Statement (the maximum dollar amount or maximum number of shares, as applicable, that can be sold or registered are referred to herein as the “Maximum Amount”), then the securities to be sold by the Company to all shareholders (including the holders of Registrable Securities) in such public offering shall be included as follows:

(A)      If the registration is a “demand” registration pursuant to the New Registration Rights Agreement or the Existing Registration Rights Agreement (each as defined below), securities as provided therein.

(B)      If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, Existing Registrable Securities (as defined in the New Registration Rights Agreement) or New Registrable Securities (as defined in the Existing Registration Rights Agreement) then:

(w)           first, the number of securities for the account of persons exercising a written contractual arrangement to demand registration that can be sold without exceeding the Maximum Amount and any other persons entitled to pro rata registration alongside such persons pursuant to the terms of such contractual arrangement;

(x)            second, to the extent that the Maximum Amount has not been reached under the foregoing clause (w), the number of securities that the Company desires to sell that can be sold without exceeding the Maximum Amount; and

(y)            third, to the extent that the Maximum Amount has not been reached under the foregoing clauses (w) and (x) the number of securities (including the Registrable Securities) as to which registration has been requested pursuant to written contractual “piggy-back” registration rights of holders pursuant to this Agreement and the holders of registrable securities pursuant to that certain Registration Rights Agreement dated as of the 16 day of 2010 (“New Registration Rights Agreement”) and that certain Registration Rights Agreement, dated as of November 19, 2009, as amended as of the 16 day of 2010 (the “Existing Registration Rights Agreement”) (pro rata between such holders in accordance with the number of Ordinary Shares which each such selling shareholder has actually requested to be included in such registration, regardless of the number of Ordinary Shares with respect to which such holders have the right to request such inclusion) that can be sold without exceeding the Maximum Amount; and

(z)            fourth, to the extent that the Maximum Amount has not been reached under the foregoing clauses (w), (x) and (y) the number of securities as to which registration has been requested pursuant to written contractual “piggy-back” registration rights of other selling shareholders, (pro rata between such selling shareholders in accordance with the number of Ordinary Shares which each such selling shareholder has actually requested to be included in such registration, regardless of the number of Ordinary Shares with respect to such selling shareholders have the right to request such inclusion) that can be sold without exceeding the Maximum Amount.

(C)      In the event that the Company proposes to register its securities (in circumstances other than by persons exercising a written contractual arrangement to demand registration) in an underwritten offering subject to a Maximum Amount, then the securities to be sold in such public offering shall be included as follows:

(x)            first, the number of securities that the Company desires to sell that can be sold without exceeding the Maximum Amount; and

(y)            second, to the extent that the Maximum Amount has not been reached under the foregoing clause (x) the number of securities (including the Registrable Securities) as to which registration has been requested pursuant to written contractual “piggy-back” registration rights of holders pursuant to this Agreement and the holders of registrable securities pursuant to the New Registration Rights Agreement and the Existing Registration Rights Agreement (pro rata between such holders in accordance with the number of Ordinary Shares which each such selling shareholder has actually requested to be included in such registration, regardless of the number of Ordinary Shares with respect to which such holders have the right to request such inclusion) that can be sold without exceeding the Maximum Amount; and

(z)             third, to the extent that the Maximum Amount has not been reached under the foregoing clauses (x) and (y) the number of securities as to which registration has been requested pursuant to written contractual “piggy-back” registration rights of other selling shareholders, (pro rata between such selling shareholders in accordance with the number of Ordinary Shares which each such selling shareholder has actually requested to be included in such registration, regardless of the number of Ordinary Shares with respect to which such selling shareholders have the right to request such inclusion) that can be sold without exceeding the Maximum Amount.

[Signature pages follows]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Unit Purchase Options to be signed by its duly authorized officer as of December 16, 2010.

GSME ACQUISITION PARTNERS I

By:
Name:
Title:

Agreed and accepted:

COHEN & COMPANY SECURITIES, LLC

By:
Name:
Title: